SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 12, 2026

IF BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35226	45-1834449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Cherry Street, Watseka, Illinois	60970
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (815) 432-2476

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IROQ	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the closing on March 12, 2026 of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 29, 2025 (the “Merger Agreement”), by and between ServBanc Holdco, Inc., an Arizona corporation (“ServBanc”), and  IF Bancorp, Inc., a Maryland corporation (“IF Bancorp”), and joined in by SBHI Holdings, Inc., a newly formed Maryland corporation and wholly owned subsidiary of ServBanc (“Merger Sub”). Merger Sub merged with and into IF Bancorp, with IF Bancorp as the surviving entity, effective as of 6:01 p.m., central time, on March 12, 2026 (the “Effective Time”).
Item 2.01	Completion of Acquisition or Disposition of Assets.
On March 12, 2026, pursuant to the Merger Agreement, Merger Sub merged with and into IF Bancorp, with IF Bancorp as the surviving entity (the “Merger”). Following the Merger, IF Bancorp was merged with and into ServBanc, with ServBanc as the surviving entity.

Under the terms of the Merger Agreement, each share of IF Bancorp common stock was converted into the right to receive $26.40 in cash (the “Merger Consideration”), based on the tangible common equity calculation of the IF Bancorp set forth in the Merger Agreement. At the Effective Time, each restricted stock award issued that was outstanding at the Effective Time vested in full and such shares were converted into the right to receive the Merger Consideration.

As described in the IF Bancorp Current Report on Form 8-K filed on March 10, 2026 (the “Contingent Payment 8-K”), ServBanc and IF Bancorp entered into a Contingent Payment Agreement, dated March 9, 2026 (the “Contingent Payment Agreement”), pursuant to which a contingent payment fund of $5,004,650 (the “Contingent Payment Fund”) was established with Computershare Trust Company, N.A., and funded by ServBanc. Pursuant to the Contingent Payment Agreement, the Contingent Payment Fund, net of certain expenses, may be disbursed, on a pro rata, per share basis, to holders of IF Bancorp’s common stock as of the closing date of the Merger if a loan participation interest of IF Bancorp is repaid, in part or in full, in excess of the unreserved amount of the loan participation, as described in greater detail in Contingent Payment 8-K and the Contingent Payment Agreement. If the entire Contingent Payment Fund is paid to IF Bancorp stockholders, the per share payment would be approximately $1.51 per share, net of estimated expenses associated with the engagement of the contingent payment agent, maintenance of the Contingent Payment Fund account and fees payable to IF Bancorp’s financial advisor, Keefe Bruyette and Woods, Inc.

The foregoing description of the Merger, the Merger Agreement and the Contingent Payment Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to IF Bancorp Bancorp’s Current Report on Form 8-K filed on October 30, 2025, and the Contingent Payment Agreement, which was filed as Exhibit 99.1 to the Contingent Payment 8-K, each of which is incorporated herein by reference.

Subsequent to the Merger, Iroquois Federal Savings and Loan Association, a federal savings and loan association that was wholly owned by IF Bancorp, merged with and into Servbank, National Association, a national banking association and wholly owned subsidiary of ServBanc (“Servbank”), with Servbank as the surviving entity (the “Bank Merger”).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As a result of the Merger and the subsequent merger of IF Bancorp with and into ServBanc, IF Bancorp no longer fulfills the listing requirements of the Nasdaq Stock Market (“Nasdaq”). On March 12, 2026, IF Bancorp notified Nasdaq that trading in IF Bancorp common stock should be suspended and the listing of IF Bancorp common stock should be removed, in each case prior to the opening of the market on March 13, 2026. Nasdaq has filed a notification of removal from listing of IF Bancorp common stock on Form 25 with the Securities and Exchange Commission to deregister IF Bancorp’s common stock under Section 12 of the Securities Exchange Act of 1934. ServBanc, as successor to IF Bancorp, intends to file a Form 15 with the Securities and Exchange Commission to suspend IF Bancorp’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Item 3.03	Material Modification to the Rights of Security Holders.
The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.
The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective upon the consummation of the Merger, IF Bancorp’s directors and executive officers ceased serving in such capacities. At the Effective Time, Walter H. Hasselbring III, Chief Executive Officer of IF Bancorp, was appointed as a director of Servbank.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective upon the consummation of the Merger, the Articles of Incorporation and the Bylaws of IF Bancorp ceased to be in effect.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often, but not always, include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include and the other factors detailed from time to time in IF Bancorp’s reports filed with the Securities and Exchange Commission, including those described in its Forms 10-K and the following:  difficulties in achieving cost savings from the Merger or in achieving such cost savings within the expected time frame, difficulties in integrating ServBanc and IF Bancorp, whether the Loan is repaid during the renewal period and whether such repayment is partial or in full, the reaction of the companies’ customers, employees and counterparties to the transaction, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which ServBanc and IF Bancorp are engaged, or changes in the securities markets and other risks and uncertainties. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Neither ServBanc nor IF Bancorp undertakes, and each specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. All forward-looking statements, express or implied, included in this Current Report on Form 8-K are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit No.	Description

2.1
Agreement and Plan of Merger by and between ServBanc Holdco, Inc. and IF Bancorp, Inc., dated October 29, 2025 (incorporated by reference to Exhibit 2.1 to IF Bancorp’s Form 8-K filed on October 30, 2025)*

	99.1	Contingent Payment Agreement by and between ServBanc and the Company, dated as of March 8, 2026 (incorporated by reference to Exhibit 99.1 to IF Bancorp’s Form 8-K filed on March 10, 2026)*

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  IF Bancorp has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a) of Regulation S-K. IF Bancorp will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SERVBANC HOLDCO, INC. AS SUCCESSOR TO IF BANCORP, INC.

Date: March 13, 2026	By: /s/ Stavros Papastavrou
Stavros Papastavrou
Chairman